UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2005

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
PHH Corporation (the “Company”) is filing this Current Report on Form 8-K (“Form 8-K”) to modify and update its Consolidated Financial Statements and related disclosures for each of the years ended December 31, 2004, 2003 and 2002 in order to reflect (i) a reclassification of its former relocation and fuel card businesses distributed to Cendant Corporation (“Cendant”) as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”); and (ii) Cendant’s January 2005 contribution of Speedy Title and Appraisal Review Services LLC (“STARS”) to the Company, an entity previously under common control, and add the financial position and results of operations of STARS into our Consolidated Financial Statements in continuing operations for all periods presented on an “as if” pooling basis. Please refer to Note 20, “Contribution of Appraisal Business” within our Consolidated Financial Statements for more information regarding the Company’s accounting for STARS. These distributions and contribution were completed in conjunction with the Spin-Off (as defined below) and the Company’s internal reorganization related thereto (described below). Additionally, certain other modifications have been made to the Company’s financial statement presentation in conjunction with the changes in the composition of the businesses now included in continuing operations. These modifications have no effect on our reported net income for any reporting periods included in our Annual Report on Form 10-K for the year ended December 31, 2004 (“Form 10-K”).
On January 31, 2005, each holder of Cendant common stock received one share of common stock of the Company, Cendant’s former wholly-owned subsidiary, for every twenty shares of Cendant common stock held on January 19, 2005, the record date for the distribution (the “Spin-Off”). The Spin-Off was effective February 1, 2005 and was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 1, 2005.
In connection with and prior to the Spin-Off, the Company underwent an internal reorganization after which it continued to own Cendant Mortgage Corporation (subsequently renamed PHH Mortgage Corporation), PHH Vehicle Management Services, LLC (d/b/a PHH Arval) and our other subsidiaries that engage in the mortgage and fleet management services businesses. Pursuant to this internal reorganization, Cendant Mobility Services Corporation, Wright Express LLC and other subsidiaries that engage in the relocation and fuel card businesses were separated from the Company and distributed to Cendant. In addition, in January 2005, Cendant contributed STARS to the Company. STARS is an appraisal services business that provides appraisal review services through a network of third-party professionally licensed appraisers, providing local coverage throughout the United States, as well as credit research, flood certification and tax services. The appraisal services business is closely linked to the processes by which our mortgage operations originate mortgage loans and derives substantially all of its business from us.
The Company is required to account for those businesses disposed of through the internal reorganization and the Spin-Off as discontinued operations in accordance with SFAS No. 144. The SEC requires the same reclassification for discontinued operations as is required by SFAS No. 144 when a registrant incorporates by reference financial statements into subsequent SEC filings, including registration statements. Accordingly, this Form 8-K modifies and updates the specific disclosures listed below in the Form 10-K filed on March 15, 2005:

•	Part II. Amended Item 6. Selected Financial Data;
•	Part II. Amended Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and
•	Part II. Amended Item 8. Consolidated Financial Statements and Supplementary Data.
This Form 8-K does not reflect events occurring after the filing of the Form 10-K, and does not modify or update the disclosures therein, except as required to reflect the changes for discontinued and continuing operations as described above. The information filed with this Form 8-K should be read together with the Form 10-K and the Company’s subsequent SEC filings, including its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 and any Current Reports on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(c)            Exhibits

23	Consent of Independent Registered Public Accounting Firm.

99.1	Part II. Amended Item 6. Selected Financial Data.

99.2	Part II. Amended Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Part II. Amended Item 8. Financial Statements and Supplementary Data.

99.4	Risk Factors Affecting Our Business and Future Results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ Neil J. Cashen

Name: Neil J. Cashen

Title:	Executive Vice President and Chief Financial Officer
Dated: September 7, 2005